NOTE MODIFICATION AGREEMENT

This Note Modification Agreement (this “Agreement”) dated this 23rd day of February, 2012 is executed by and among SAGEBRUSH GOLD, LTD., a Nevada corporation with an address of 1640 Terrace Way, Walnut Creek, CA 94597 (“Sage”), Gold Acquisition Corp., a Nevada corporation with an address of 1640 Terrace Way, Walnut Creek, CA 94597 (the “Holding Company,” and together with Sage, each a “Maker” and jointly and severally, the “Makers”), Platinum Long Term Growth LLC (“Platinum”), a Delaware limited liability company with an address of 152 West 57th Street, 4th Floor, New York, NY 10019, Lakewood Group, LLC (“Lakewood,” and together with Platinum, each an “Assignor,” and collectively, the “Assignors”), a Delaware limited liability company with an address of 152 West 57th Street, 4th Floor, New York, NY 10019.

WHEREAS, pursuant to a letter agreement dated as of July 18, 2011, the Makers issued (i) that certain senior secured convertible promissory note dated August 30, 2011 in the original principal amount of $6,400,000 (the “Platinum Note”) to Platinum and that certain senior secured convertible promissory note dated August 30, 2011 in the original principal amount of $1,600,000 to Lakewood (the “Lakewood Note,” and together with the Platinum Note, collectively the “Notes”; capitalized terms used herein and not otherwise defined have the meanings assigned to such terms in the Notes);

WHEREAS, pursuant to a Note Assignment and Assumption Agreement dated the date hereof (the “Assignment and Assumption Agreement”), Frost Gamma Investments Trust (“FGIT”) and Michael Brauser (“Brauser,” and together with FGIT, each an “Assignee” and collectively, the “Assignees”), acquired from the Assignors $4.0 million of the outstanding principal amount of the Notes as set forth therein (the “Acquired Notes”);

WHEREAS, pursuant to a Subscription Agreement dated on or about the date hereof by and among Sage and the Assignees (the “Subscription Agreement”), the Assignees acquired Series D Preferred Stock of Sage (the “Preferred Stock”) for an aggregate purchase price of $1,000,000 (the “Preferred Stock Purchase Price”);

WHEREAS, the Makers shall pay one hundred percent (100%) of the Preferred Stock Purchase Price to Assignors by wire transfer in the amounts set forth on and pursuant to the wire instructions set forth on Exhibit A hereto, such sum to be applied to pro-rata prepayment of the Notes in the amounts set forth on Exhibit B hereto;

WHEREAS, after giving effect to the transactions contemplated in the Assignment and Assumption Agreement, the tender of the Preferred Stock Purchase Price by the Makers to the Assignors and the application of such sum to the pro-rata payment of the Notes, the Assignors will continue to hold $2,960,228.81 of the outstanding principal amount of the Notes (the “Remaining Notes”);

WHEREAS, the Makers have requested that the Assignors modify certain terms of the Remaining Notes and to waive certain rights with respect to the Remaining Notes as contemplated pursuant to this Agreement;

WHEREAS, the Assignors are amenable to modifying certain terms contained in the Acquired Notes in accordance with the agreements and obligations as expressed herein;

NOW THEREFORE, the Parties agree as follows:

1.           Reaffirmation of Obligations.  The Makers acknowledge and reaffirm the loans and other obligations of the Makers to the Assignors with respect to the Remaining Notes and acknowledge the assignment of $4,000,000 of the principal amount of the Acquired Notes by the Assignors to the Assignees. The Makers acknowledge that, as of the date hereof, and giving effect to the purchase of the Acquired Notes, the payment of the Preferred Stock Purchase Price by the Makers to the Assignors and the application of such sum to the pro-rata prepayment of the Notes, the aggregate outstanding principal amount of the Notes retained by Platinum is $2,368,183.05 and the aggregate outstanding principal amount of the Notes retained by Lakewood is $592,045.76. On the date hereof, the Makers shall pay one hundred percent (100%) of the Preferred Stock Purchase Price to the Assignors in the amounts set forth on and pursuant to the wire instructions set forth on Exhibit A hereto, on a pro-rata basis based on the principal amounts of the Notes held by Assignors as a prepayment thereof in the amounts set forth on Exhibit B hereto; provided, that, the prepayment penalty at the Prepayment Price (as defined in Section 1.3 of the Notes) is hereby waived with respect to the application of the Preferred Stock Purchase Price to the prepayment of the Notes as contemplated herein. On or before February 28, 2012, the Makers shall pay or cause to be paid to the Assignors the sum of $95,522.75, the aggregate amount of all interest that has accrued on the Notes through the date hereof, notwithstanding that the same may not be due and payable under the terms of the Notes by such date.

2.           Effect of this Agreement.  Except to the extent explicitly modified by this Agreement and the Assignment and Assumption Agreement, the Notes and any and all security agreements and other agreements, documents and instruments executed in connection therewith or the obligations evidenced or secured thereby (all such agreements, including the “Transaction Documents” defined in the Remaining Notes, collectively, the “Loan Documents”) shall remain in full force and effect, including, without limitation, all representations, warranties, negative covenants, affirmative covenants, liens, security interests and events of default.  Except as expressly modified herein, this Agreement shall not be construed as a waiver of any default presently existing under the Loan Documents.

3.           Modification of the Maturity Date and the Definition of Commencement Date; Cross Default; Volume Limitation; Payment of Interest in cash or in Shares.  The parties hereto agree that:

(a)           The Maturity Date (as defined in the Remaining Notes) of the Remaining Notes shall be extended to February 23, 2014.

(b)           The definition of “Commencement Date” in Section 1.2 of the Remaining Notes is hereby amended in its entirety to read:

“February 23, 2013”

(c)           The parties hereto also agree that the Remaining Notes and the Acquired Notes to be issued by the Makers to each Assignor and Assignee pursuant to Section 2(d) of Assignment and Assumption Agreement shall contain a “cross default” provision that will constitute an “Event of Default” under such Note, as a result of an “Event of Default pursuant to any Remaining Note or the Acquired Note, as applicable, issued to any Assignor or Assignee, as applicable.

(d)           For so long as no Event of Default (as defined in the Remaining Notes) has occurred and is continuing under the Remaining Notes and the Remaining Notes remain outstanding, each Assignor agrees that, during any week, such Assignor and its affiliates shall not sell, pledge, transfer or dispose of the Shares or shares of common stock of Sage received upon conversion of (or payment of interest in respect of) the Remaining Notes or upon exercise of the Warrants in excess of 10% of the Weekly Volume (as defined below) if the Weekly Price (as defined below) is less than $.70 per share of Sage’s common stock (as adjusted for splits and combinations and the like).  “Weekly Volume” means the volume of shares of Sage’s common stock bought or sold on the Trading Market (as defined below) as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time) during the preceding week.  “Weekly Price” means the average closing price of Sage’s common stock for each Trading Day (as defined in the Remaining Notes) of the prior week on the Trading Market as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time).  The restrictions set forth in this Section 3(d) may be waived by Sage in its discretion and shall not apply at any time when Sage’s common stock is not quoted or admitted for trading on the Trading Market.   As set forth in the Subscription Agreement, the Makers and the Assignees have entered into substantially similar restrictions with respect to the shares of Sage’s common stock to be received upon conversion of or payment of interest in respect of the Acquired Notes and exercise of Warrants (as defined in the Subscription Agreement) and Preferred Stock received on or about the date hereof pursuant to that certain Note Modification Agreement dated on or about the date hereof among the Makers and the Assignees and the Subscription Agreement.  Such restrictions on the Assignees shall not be waived by Sage unless the restrictions on the Assignors set forth in this Section 3(d) are waived in a substantially equivalent manner.

(e)           At the option of the Makers, interest on the Remaining Notes shall be payable in cash or in shares of common stock of Sage, par value $0.0001 per share (the “Common Stock”) based on the average Interest Payment Share Price (as defined below) for the ten (10) Trading Days preceding any Interest Payment Date (as defined in Section 1.2 of the Remaining Notes). “Interest Payment Share Price” means, for any date, the price determined by the first of the following clauses that applies: (i) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for the ten (10) Trading Days prior to such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. New York City time to 4:02 p.m. New York City time); or (ii) if the Common Stock is not then listed or quoted on a Trading Market for which the daily volume weighted average price of the Common Stock is available on Bloomberg L.P., the average closing price of the Common Stock for the ten (10) Trading Days immediately prior to such date.  For purposes of the Remaining Notes, “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the NYSE Amex, the New York Stock Exchange, the Nasdaq National Market, or the OTC Bulletin Board.  Notwithstanding the foregoing, interest on the Remaining Notes shall be payable only in cash in the event that, as of any Interest Payment Date, (A) any Event of Default under the Remaining Notes has occurred and is continuing, (B) the Common Stock is not then listed or traded on a Trading Market, and/or (C) with respect to an Assignor, the payment of interest in shares of Common Stock would cause such Assignor and its affiliates to beneficially own (as defined in accordance with Section 13(d) of the Securities Exchange Act of 1934) in excess of 4.99% of the Common Stock of Sage then outstanding.  Notwithstanding the foregoing, in the event that the Makers elect to exercise this option, the Holder shall have the right to require the Makers to pay fifty percent (50%) of the interest payable on any Interest Payment Date in cash and fifty percent (50%) in shares of Sage’s Common Stock as contemplated in this Section 3(e).

4.           Acknowledgement of the Current Conversion Price. The parties hereto acknowledge that as of the date hereof the Conversion Price of the Remaining Notes (as defined in Section 3.2 of the Remaining Notes) shall mean $0.40, subject to adjustment under Section 3.5 thereof; provided, however, that the Assignors do not hereby waive (and reserve all rights relating to) any adjustment to the Conversion Price that may have been triggered on or prior to the date hereof to the extent the Makers have failed to deliver a Notice of Adjustment pursuant to Section 3.5(e) of the Remaining Notes with respect thereto.

5.           Elimination of Prepayment Penalty. Upon and as of the Effective Date, the Assignors agree that prepayment penalty at the Prepayment Price is hereby eliminated with respect to any prepayment that does not involve or is not made in connection with an Event of Default in connection with a failure of Sage to fully honor any conversion request pursuant to Section 2.1(e) or Section 2.1(l) of the Remaining Notes (the “Excluded Prepayments”).  The Assignors shall not be entitled to any Prepayment Price with respect to the Remaining Notes and with respect to the Acquired Notes in connection with any prepayment by the Makers of the Notes, in full or in part, or in connection with the consummation of the transactions contemplated pursuant to the Assignment and Assumption Agreement or the application of the Preferred Stock Purchase Price as a prepayment of the Remaining Notes; provided, however, that the Makers shall not prepay or cause to be prepaid all or any portion of the Acquired Notes or the Remaining Notes without the written consent of the Assignors; and provided, further, that the Makers shall pay the prepayment penalty at the Prepayment Price in connection with any Excluded Prepayment.

6.     Shares; Warrants; Condition Precedent.  In consideration of the Assignors modification of the Maturity Date and elimination of prepayment penalty at the Prepayment Price, Sage agrees to issue to the Assignors (i) an aggregate number of shares of its common stock set forth opposite such Assignor’s name on the signature page of this Agreement (the “Shares”), and (ii) warrants (the “Warrants”) to acquire an aggregate number of shares of Sage’s common stock (the “Warrant Shares”) set forth opposite each Assignor’s name on the signature page of this Agreement, which Warrants shall be in the form attached hereto as Exhibit C. Certificates representing the Shares will be issued and delivered by Sage to the Assignors within five (5) days from the date hereof, and the Warrants shall be issued by Sage to the Assignors within five (5) days from the date hereof.

7.     Representations and Warranties of the Makers.  Each Maker hereby represents and warrants to the Assignors as of the date hereof as follows:

(a)           Organization and Standing. Each Maker is a corporation duly incorporated and validly existing under, and by virtue of, the laws of the State of Nevada and is in good standing under such laws.  Each Maker has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted.

(b)           Corporate Power. Each Maker has the power to enter into this Agreement, to execute and deliver the Shares and the Warrants, to perform its obligations under the Warrants, and has taken all necessary action to authorize such execution, delivery and performance.

(c)           SEC Reports; Financial Statements. Sage has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the foregoing materials (together with any materials filed by Sage under the Exchange Act, whether or not required), collectively referred to herein as the “SEC Reports”). Sage has made available to each  Assignor or its representatives true, correct and complete copies of the SEC Reports including, without limitation, the registration statement filed by Sage with the SEC on January 18, 2012 (the “Registration Statement,” and together with the SEC Reports, collectively, the “Information Package”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Sage contained in the Information Package comply in all materials respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted principles of good accounting practice in the United States, consistently applied during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all materials respects the financial position of Sage and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the period then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

(d)           Capitalization. The aggregate number of shares and type of all authorized, issued and outstanding classes of capital stock or equity interests, options and other securities of  Sage and each of its subsidiaries (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock or equity interests of Sage or such subsidiaries) is disclosed in Information Package.  All outstanding shares of capital stock and equity interests are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws.  Except as disclosed in Information Package, neither Sage  nor any of its Subsidiaries has issued any other options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or entered into any agreement giving any person any right to subscribe for or acquire, any shares of common stock or equity interests, or securities or rights convertible or exchangeable into shares of common stock or equity interests.  Except as disclosed in Information Package, and except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by Sage (or in any agreement of Sage providing rights to security holders) and the issuance of the Shares and the Warrants will not obligate Sage  to issue shares of common stock or other securities to any person (other than to the Assignors) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities.  To the knowledge of Sage, except as specifically disclosed in Information Package, no person or group of related persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon Sage, beneficial ownership of in excess of 5% of the outstanding common stock of Sage.

(e)           Absence of Required Consents; No Violations.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any third party or federal, state, local or other governmental department, commission, board, bureau, agency or other instrumentality or authority, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government on the Governmental Authority on the part of Sage or any of its Subsidiaries is required in connection with the consummation of the transactions contemplated by this Agreement, except for the filing with the SEC of a one or more Current Reports on Form 8-K and such filing(s) pursuant to applicable state securities laws as may be necessary, which filings will be timely effected after the date hereof.  Neither Maker nor any subsidiary thereof is in violation or default (i) of any provision of its certificate of incorporation or by-laws, or (ii) of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound (including, with limitation the Remaining Notes or any of the Loan Documents), (iii) or any provision of any federal or  state statute, rule or regulation applicable to Sage, except in the cases of clause (ii) and (iii) above, for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a (i) a material and adverse effect on the legality, validity or enforceability of  the Remaining Notes or any Loan Document, (ii) a material adverse effect on the results of operations, assets, business, condition (financial or otherwise) or prospects of  Sage and its direct or indirect subsidiaries, taken as a whole on a consolidated basis, or (iii) a material and adverse impairment of Sage’s ability to perform fully on a timely basis its obligations under this Agreement, the Note or  any of the Loan Documents to which it is a party (each, a “Material Adverse Effect”). The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien upon any material assets of Sage, any of its subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to Sage or any of its subsidiaries, their business or operations or any of their assets or properties and which would result in a Material Adverse Effect.

(f)           Subsidiaries. Except as disclosed in the Information Package, each Maker has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

(g)           Issuance of Securities. All necessary corporate action on the part of Sage, its officers, directors and stockholders for the sale and issuance of the Notes, the Remaining Notes, the Acquired Notes, the shares of common stock upon the conversion of the Notes and the Remaining Notes (the “Conversion Shares”), the Shares, the Warrants, and the Warrant Shares (the Warrant Shares and the Conversion Shares are referred to collectively herein as the “Underlying Securities”) has been taken prior to the date hereof  and the Underlying Securities and the Shares have been duly reserved for issuance by all necessary corporate action on the part of Sage prior to the date hereof.  The Underlying Securities, when issued upon (i) conversion of the Notes and the Remaining Notes or (ii) exercise of the Warrants, in each case in accordance with the terms thereof, and the Shares when issued, will be duly and validly issued, fully paid and nonassessable.  The Underlying Securities and the Shares will be free of restrictions on transfer, other than restrictions on transfer under this Agreement, the Notes, the Acquired Notes, the Remaining Notes, the Warrants and applicable state and federal securities laws.

(h)           Offering. Subject to the truth and accuracy of the Assignors’ representations set forth in Section 8 of this Agreement, the issuance of the Shares, the Warrants and the Underlying Securities as contemplated by this Agreement and the Note are exempt from the registration requirements of the Securities Act, and applicable state securities laws.

(i)           Brokers or Finders; Other Offers. Neither Maker has incurred, and will not incur, directly or indirectly, as a result of any action taken by such Maker, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

(j)           Exchange.  Other than the modification of the Notes and the exchange of the Notes for the Acquired Notes and the Remaining Notes, Sage has not received any consideration for the Remaining Notes, the Shares or the Warrants since August 30, 2011.  By virtue of such exchange, the holding period for purposes of Rule 144 under the Securities Act of 1933 (“Rule 144”) for the Remaining Notes, the Shares and the Warrants shall begin no later than August 30, 2011.  Pursuant to Rule 144, the Assignors will be able to sell (i) the Shares and (ii) the shares of Sage’s common stock issuable upon conversion of the Remaining Notes and exercise of the Warrants (assuming a cashless exercise), in each case on March 1, 2012 and at any time thereafter, without volume or manner of sale restrictions under Rule 144 (other than such contractual volume restrictions as are set forth in Section 3(d) hereof); provided, that, at the time of such sales, the Assignors are not “affiliates” of Sage within the meaning of Rule 144.  Sage will, at Sage’s expense, at the time of such sales, provide one or more legal opinions in form and substance satisfactory to the Assignors and Sage’s transfer agent.

8.     Representations and Warranties of the  Assignors.  Each Assignor hereby represents and warrants (individually and not jointly) to the Makers as of the date hereof as follows:

(a)           Binding Obligation. Such Assignor has full power and authority to enter this Agreement and this Agreement is a valid, binding and enforceable obligation of such Assignor, subject to applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditor’s rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(b)           Investment Experience. Such Assignor is an accredited investor within the meaning of Regulation D prescribed by the SEC pursuant to the Securities Act and is capable of evaluating the merits and risks of its investment in Sage and has the capacity to protect its own interests.

(c)           Investment Intent. Such Assignor is acquiring the Shares and Warrants for investment for such Assignor’s own account and not with a view to, or for resale in connection with, any distribution thereof.  Notwithstanding the foregoing, no Assignor is agreeing to hold the Shares and Warrants or any Underlying Securities for any minimum period of time except as may be required by law.  Such Assignor understands that the Shares and Warrants have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

(d)           Rule 144. Such Assignor acknowledges that the Shares and Warrants must be held indefinitely unless subsequently registered under the Securities Act, or unless an exemption from such registration is available.  Notwithstanding the foregoing, no Assignor is agreeing to hold the Shares and Warrants or any Underlying Securities for any minimum period of time except as may be required by law.  Such Assignor is aware of the provisions of Rule 144 promulgated under the Securities Act of 1933 that permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.

(e)           Disclosure of Information.  Such Assignor believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the Shares.  Such Assignee acknowledges that it has received and reviewed the Information Package and has reviewed the “Risk Factors” section of the Registration Statement. Such Assignor further represents that it is relying solely on its own expertise and that of its consultants, and not on any representation of Sage not expressly contained herein and that it has had an opportunity to ask questions and receive answers from Sage regarding the terms and conditions related to the acquisition of the Shares and Warrants and the business, properties, prospects and financial condition of Sage and it has exercised reasonable diligence in requesting such information.

(f)           Legends. Such Assignor understands that any stock certificates issued by Sage upon conversion of the Note and with respect to the Shares and Warrants will bear legends in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

9. Miscellaneous.

(a)           Entire Agreement.  This Agreement constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement.  No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver.  No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the Agreement with respect to its subject matter.  Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.

(b)           Severability.  If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect.

(c)           Notices.  All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed or if transmission of such notice is confirmed by mail as provided in this Section 9 (c).  Notices shall be deemed to have been received on the date of personal delivery or other receipt.

(d)           Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law.  Each of the parties hereby  irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought in the federal or state courts located in the County of New York in the State of New York, by execution and delivery of this Agreement, irrevocably submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and (iv) consent to any service of process made either (x) in the manner set forth in Section 9 (c) of this Agreement (other than by telecopier), or (y) any other method of service permitted by law.

(e)           Waiver of Jury Trial.  EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING TO ENFORCE THIS AGREEMENT OR ANY OTHER ACTION OR PROCEEDING WHICH MAY ARISE OUT OF OR IN ANY WAY BE CONNECTED WITH THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS.

(f)           Parties to Pay Own Expenses.  Each of the parties to this Agreement shall be responsible and liable for its own expenses incurred in connection with the preparation of this Agreement, the consummation of the transactions contemplated by this Agreement and related expenses.

(g)           Successors.  This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns; provided, however, that neither party may assign this Agreement or any of its rights under this Agreement without the prior written consent of the other party.

(h)           Further Assurances.  Each party to this Agreement agrees, without cost or expense to any other party, to deliver or cause to be delivered such other documents and instruments as may be reasonably requested by any other party to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.

(i)           Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(j)           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties with the advice of counsel to express their mutual intent, and no rules of strict construction will be applied against any party.

(k)           Headings.  The headings in the Sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

(l)           Legal Representation.  Each party hereto acknowledges that it has been represented by independent legal counsel in the preparation of the Agreement.  Each party recognizes and acknowledges that counsel to the Makers has represented other shareholders of the Makers and may, in the future, represent others in connection with various legal matters and each party waives any conflicts of interest and other allegations that it has not been represented by its own counsel.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

MAKERS:

SAGEBRUSH GOLD, LTD.

By: __________________________________
Name: _____________________________
Title:   _____________________________

GOLD ACQUISITION CORP.

By: __________________________________
Name: _____________________________
Title:   _____________________________

ASSIGNORS:

PLATINUM LONG TERM GROWTH LLC	1,600,000 Shares of Sage’s common stock Warrants to acquire 4,144,320 shares of Sage’s common stock

By:____________________________

     Name:

     Title:

LAKEWOOD GROWTH LLC	400,000 Shares of Sage’s common stock Warrants to acquire 1,036,080 shares of Sage’s common stock

By:____________________________

     Name:

     Title:

Exhibit A
Wire Instructions and Payment of Preferred Stock Purchase Price

Amount to be transmitted to Platinum via wire transfer: $800,000

Wire instructions for Platinum:

TD Bank N.A.
ABA 026013673
Account Name: Platinum Long Term Growth, LLC
Account Number: 4257053101

Amount to be transmitted to Lakewood via wire transfer: $200,000

Wire instructions for Lakewood:

Capital One Bank
ABA: 021407912
Account Name: Platinum Partners Credit Opportunities Master Fund LP
Account Number: 5801403109

Exhibit B
Amount of Preferred Stock Purchase Price to be Applied to Prepayment of Notes

$800,000 to be applied to prepayment of the Platinum Note

$200,000 to be applied to prepayment of the Lakewood Note

Exhibit C
Form of Warrant